Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371319
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

Corporate Trust Department 1900 Fifth Avenue North, 25th Floor Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

Alejandro Hoyos

Regions Bank, Corporate Trust Services

3773 Richmond Avenue, Suite 1100

Houston, Texas 77046

Phone: (713) 244-8043

(Name, address and telephone number of agent for service)

Care Capital Properties, LP

(Exact name of obligor as specified in its charter)

Delaware	61-1761471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

191 N. Wacker Drive, Suite 1200 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Care Capital Properties, Inc.

(Exact name of obligor as specified in its charter)

Delaware	37-1781195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

191 N. Wacker Drive, Suite 1200 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Care Capital Properties GP, LLC

(Exact name of obligor as specified in its charter)

Delaware	47-3919190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

191 N. Wacker Drive, Suite 1200 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

Guarantees of Senior Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.                                 General Information.

Furnish the following information as to the trustee.

a)                   Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia  30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama   36104

b)                   Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16.                          List of exhibits.

List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              Restated Articles of Incorporation of the trustee (incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-213616).

2.              Not applicable.

3.              Authorization of the trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 333-202769).

4.              Bylaws of the trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-213616).

5.              Not applicable.

6.              Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.              Latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.              Not applicable.

9.              Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, and State of Alabama, on the 19th day of December, 2016.

By:	/s/ Alejandro Hoyos
	Name:	Alejandro Hoyos
	Title:	Vice President

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, Regions Bank hereby consents that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated:  December 19, 2016

REGIONS BANK

By:	/s/ Alejandro Hoyos
	Name:	Alejandro Hoyos
	Title:	Vice President

Exhibit 7

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin(1)	RCFD0081	1,908,486	1.a.
b. Interest-bearing balances(2)	RCFD0071	2,308,052	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	1,430,564	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	23,795,453	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell(3)	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	570,298	4.a.
b. Loans and leases, net of unearned income	RCFDB528	80,882,767	4.b.
c. LESS: Allowance for loan and lease losses	RCFD3123	1,126,242	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFDB529	79,756,525	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	365,173	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	1,915,888	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	107,862	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	0	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCFD3163	4,242,293	10.a.
b. Other intangible assets (from Schedule RC-M)	RCFD0426	443,935	10.b.
11. Other assets (from Schedule RC-F)	RCFD2160	7,351,622	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	124,196,151	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	100,428,645	13.a.
1. Noninterest-bearing(4)	RCON6631	37,671,992	13.a.1.
2. Interest-bearing	RCON6636	62,756,653	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	237,040	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	237,040	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices(5)	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase(6)	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	126,290	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	3,367,035	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures(7)	RCFD3200	1,144,105	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	2,145,578	20.

(1)                   Includes cash items in process of collection and unposted debits.

(2)                   Includes time certificates of deposit not held for trading.

(3)                   Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)                   Includes noninterest-bearing demand, time, and savings deposits.

(5)                   Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(6)                   Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)                   Includes limited-life preferred stock and related surplus.

Dollar amounts in thousands
21. Total liabilities (sum of items 13 through 20)	RCFD2948	107,448,693	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	103	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,461,917	25.
26. Not available			26.
a. Retained earnings	RCFD3632	181,023	26.a.
b. Accumulated other comprehensive income(8)	RCFDB530	104,415	26.b.
c. Other equity capital components(9)	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	16,747,458	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	16,747,458	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	124,196,151	29.

Memoranda

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2015

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date	RCON8678	NR	M.2.

(8)                   Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

(9)                   Includes treasury stock and unearned Employee Stock Ownership Plan shares.